As filed with the Securities and Exchange Commission on May 5, 2017

Registration Nos. 333-19679, 333-94823, 333-49114, 333-85900, 333-115841, 333-134630, 333-167887, 333-196012, 333-216490

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-19679

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-94823

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-49114

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-85900

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-115841

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-134630

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-167887

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-196012

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-216490

ON

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0196707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(281) 899-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Crestone Energy Corporation 1996 Stock Option Plan

1998 Stock Based Incentive Plan

1991 Stock Option Plan

2001 Long Term Stock Incentive Plan

Harvest Natural Resources 2004 Long Term Incentive Plan

Harvest Natural Resources 2006 Long Term Incentive Plan

Harvest Natural Resources 2010 Long Term Incentive Plan

(Full title of the Plans)

Name, address, including zip code, and telephone number, including area code, of agent for service:	Copy of communications to:

Keith L. Head 1177 Enclave Parkway, Suite 300 Houston, Texas 77077 (281) 899-5700	Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 (214) 855-8000 Attention: Harva R. Dockery

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (as amended to date, the “Registration Statements”) filed by Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission, which registered certain securities of the Company:

•	Registration No. 333-19679, filed on January 13, 1997, pertaining to 107,571 shares of common stock, par value $0.01 (“Common Stock”) under the Crestone Energy Corporation 1996 Stock Option Plan;

•	Registration No. 333-94823, filed on January 18, 2000, pertaining to 1,296,999 shares of Common Stock, including the right to purchase shares of preferred stock per the Rights Agreement dated April 28, 1995, under the 1998 Stock Based Incentive Plan;

•	Registration No. 333-49114, filed on November 1, 2000, pertaining to 1,697,000 shares of Common Stock, including the right to purchase shares of preferred stock per the Rights Agreement dated April 28, 1995, under the 1991 Stock Option Plan;

•	Registration No. 333-85900, filed on April 9, 2002, pertaining to 2,500,000 shares of Common Stock, including the right to purchase shares of preferred stock per the Rights Agreement dated April 28, 1995, under the 2001 Long Term Stock Incentive Plan;

•	Registration No. 333-115841, filed on Form S-8 on May 25, 2004, pertaining to 1,750,000 shares of Common Stock and the right to purchase 1,750,000 shares of Series B Preferred Stock (“Preferred Stock”) under the Harvest Natural Resources 2004 Long Term Incentive Plan (the “2004 Plan”);

•	Registration No. 333-134630, filed on Form S-8 on June 1, 2006 pertaining to 1,825,000 shares of Common Stock and the right to purchase 1,825,000 shares of Preferred Stock under the Harvest Natural Resources 2006 Long Term Incentive Plan (the “2006 Plan”);

•	Registration No. 333-167887, filed on Form S-8 on June 30, 2010 pertaining to 1,700,000 shares of Common Stock under the Harvest Natural Resources 2010 Long Term Incentive Plan (the “2010 Plan”);

•	Registration No. 333-196012, filed on Form S-8 on May 16, 2014 pertaining to 1,025,000 shares of Common Stock under the 2010 Plan; and

•	Registration No. 333-216490, filed on form S-8 on March 7, 2017 pertaining to 1,250,000 shares of Common Stock under the 2010 Plan.

The Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offerings, the Company hereby removes from registration all securities registered but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 5th day of May, 2017.

HARVEST NATURAL RESOURCES, INC.

By:	/s/ Keith L. Head
Name:	Keith L. Head
Title:	Vice President and General Counsel

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.